Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Plan and 2006 Employee Stock Purchase Plan of NeoMagic Corporation of our report dated April 22, 2005, with respect to the consolidated financial statements and schedule of NeoMagic Corporation, for each of the two years in the period ended January 30, 2005 included in the Amendment No. 1 to the Annual Report (Form 10-K/ A) for the year ended January 29, 2006.

/s/ Ernst & Young LLP

San Jose, California

December 7, 2006